                                                                    EXHIBIT 10.7

                               SUBLEASE AGREEMENT


        THIS SUBLEASE AGREEMENT ("Sublease") is made and effective as of May 30, 2000 ("Effective Date") by and between Anda Networks, a Delaware corporation ("Sublessee") and Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760 ("Sublessor").

                                   WITNESSETH

        WHEREAS, pursuant to a lease dated May 17, 1996, by and between CarrAmerica Realty Corporation, a Maryland corporation and successor in interest to Orchard Investment Company Number 609 ("Master Lessor"), and Sublessor as Tenant, as amended by a First Amendment to Lease dated as of April 30, 1997 (as so amended, the "Master Lease"), a copy of which is attached hereto and incorporated herein as EXHIBIT A, the Master Lessor leased to Sublessor certain premises located in the City of San Jose, County of Santa Clara, State of California, all as more particularly described in the Master Lease; and

        WHEREAS, Sublessor desires to sublease the premises commonly known as 2708 and 2712 Orchard Parkway, as more particularly described in Section 1 below;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1. SUBLEASED PREMISES.

        1.1 DESCRIPTION OF PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Santa Clara, State of California, commonly known as 2708 and 2712 Orchard Parkway, San Jose and containing approximately 79,791 square feet of rentable area ("Premises") as shown on EXHIBIT B attached hereto and incorporated herein.

        1.2 QUIET ENJOYMENT. Provided that Sublessee pays all annual rent and additional rent and performs all of Sublessee's covenants and agreements contained herein, Sublessee shall peacefully have, hold and enjoy the Premises, subject to the terms and conditions of this Sublease and the Master Lease.

2. TERM.

        2.1 CONDITION PRECEDENT. This Sublease and Sublessee's and Sublessor's obligations hereunder are conditioned upon Sublessor's obtaining the written consent of Master Lessor to this Sublease. If Sublessor fails to obtain the Master Lessor's consent within 30 days after execution of this Sublease by Sublessor, then Sublessee or Sublessor may terminate this Sublease by giving the other party written notice, and Sublessor shall return to Sublessee all consideration previously paid by Sublessee to Sublessor.

        2.2 TERM. The term of this Sublease shall commence on June 1, 2000 (the "Commencement Date"). If the Commencement Date is the first day of the month, this Sublease shall end on the date which is three (3) years from the Commencement Date, unless sooner terminated pursuant to any provision hereof; if the Commencement date is not the first day of the month, this Sublease shall end on the date which is three (3) years from the first day of the month following the Commencement Date ("Term"). The last day of the Term as extended or sooner terminated shall be the termination date ("Termination Date").

        2.3 OCCUPATION OF PREMISES; DELAY OR ADVANCE IN OCCUPATION OF PREMISES. If for any reason Sublessor cannot deliver possession of the Premises to Sublessee on the Commencement Date, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the Term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within 30 days from the Commencement Date, Sublessee may, at Sublessee's option, by written notice to Sublessor within ten days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations hereunder and Sublessor shall return to Sublessee, within 15 days of such termination, any rent, security deposit, or other monies paid to Sublessor by Sublessee pursuant to this Sublease.

        As of June 1, 2000 Sublessee may occupy that portion of the Premises consisting of 2708 Orchard Parkway subject to the following conditions: (i) such occupancy shall be subject to all provisions of this Sublease and (ii) such occupancy shall not advance the Termination Date. Notwithstanding the foregoing, Sublessee and its contractors and agents may enter the Premises prior to the Commencement Date without any obligation to pay rent for the purpose of storing and installing cabling, furniture and trade fixtures, provided any such entry shall be at Sublessee's sole risk and shall be at such times and in such manner as not to interfere with Sublessor's prosecution of the work required to be performed by it under Section 11 hereof.

        As of June 1, 2000, Sublessee shall have a temporary license to utilize the premises located at 2702 Orchard Parkway (the "Staging Area") for a period of thirty (30) days as a staging area in preparation for Sublessee's occupation of the Premises, subject to the following conditions: (i) Sublessee's use of the Staging Area shall be as Sublessee's sole risk, (ii) Sublessee's use of the Staging Area shall be subject to all the terms and conditions of this Sublease, except that Sublessee shall not be required to pay rent or additional rent,
(iii) Sublessor shall not be liable for any events occurring on or about the Staging Area unless such events are the result of Sublessor's negligence or willful misconduct, (iv) Sublessee shall indemnify and save harmless Sublessor and Sublessor's agents, affiliates and contractors and the employees of all of the foregoing from and against all claims of whatever nature arising from any act, omission or negligence of Sublessee or Sublessee's contractors, licensees, invitees, agents, servants or employees or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring on account of or based upon the act, omission, fault, negligence or misconduct of Sublessee or Sublessee's contractors, licensees, invitees, agents, servants or employees on or about the Staging Area, and (v) Sublessee shall leave the Staging Area in good clean condition on or before July 1, 2000.


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        2.4 SURRENDER. On the Termination Date, Sublessee shall surrender the
Premises, including the plumbing, HVAC system, electrical, lighting and other operational systems in broom clean, good working condition, reasonable wear and tear and damage by casualty excepted, and shall comply with all of the provisions regarding surrender set forth in Section 15.2 of the Master Lease. The foregoing notwithstanding, upon the surrender of the Premises, Sublessee shall not be required to remove any additions, alterations or improvements made to the Premises prior to the Commencement Date by Sublessor or any predecessor in interest of Sublessor or at any time if not installed by Sublessee. With respect to any improvements made during the term of this Sublease, unless Sublessee requests at the time it seeks the approval of Master Lessor and Sublessor a determination as to whether or not such improvements must be removed at the end of the Term (or earlier termination of this Sublease) and Sublessor and Master Lessor agree that such improvements need not be removed, Sublessor and Master Lessor may require the removal of such improvements on termination of this Sublease.

3. RENTS AND INSURANCE.

        3.1 BASE RENT. Sublessee shall pay to Sublessor as base rent for the Premises monthly payments in advance on the 15th day of each month of the Term of this Sublease, except for the first full month's rent and rent for any partial month after the Commencement Date until the first day of the following month, which shall be due and payable upon delivery to Sublessee of this fully executed Sublease. Base rent shall be calculated at the following rates:


         Month                   Base Rent Rate Per Month
         -----                   ------------------------
         1-12                    $199,477.50 ($2.50/square foot/NNN)

         13 - 24                 $203,465.05 ($2.55/square foot/NNN)

         25 - 36                 $207,456.60 ($2.60/square foot/NNN)


Base rent for any period during the Term or any extension thereof which is for less than one month shall be a pro rata portion of the monthly installment. Base rent shall be paid by Sublessee without offset, deduction, notice or demand. Sublessee shall be subject to the provisions of Article 3.4 of the Master Lease with respect to any late payments of base rent set forth in this Section 3.1. Sublessee shall not be subject to any adjustments in the base rent (including any due to an increase in the Consumer Price Index) under this Sublease except as set forth in this Section 3.1.

        3.2 TRIPLE NET LEASE. The purpose and intent of this Sublease is that the rent provided for in this Section 3 shall be absolutely net to the Sublessor except as explicitly provided to the contrary herein. Except as explicitly set forth in Section 11 of this Sublease, as between Sublessor and Sublessee, Sublessor shall not have any obligation to construct, maintain, alter or repair the Premises or any facilities or improvements thereon or appurtenant thereto or be obligated to provide Sublessee with any service or facility.


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

        Subject to the previous paragraph, Sublessee shall pay to Sublessor as additional rent 100% of all Common Operating Expenses (as defined in the Master Lease) attributable to the Premises which Sublessor may be obligated to pay pursuant to Article 8 of the Master Lease or otherwise. The amounts due hereunder shall be payable to Sublessor, in lawful money of the United States, in the following manner. Based on the amount of projected Common Operating Expenses passed through to the Sublessor by the Master Lessor, Sublessor shall inform Sublessee on an annual basis what the projected Common Operating Expenses will be, and Sublessee shall pay one-twelfth of such amount each month along with the Base Rent. Such projected Common Operating Expenses, and the corresponding amount to be added to the monthly Base Rent, shall be subject to adjustment up or down throughout the year on a dollar for-dollar basis in accordance with adjustments made by the Master Lessor. Sublessee shall be subject to the provisions of Article 3.4 of the Master Lease with respect to any late payments of additional rent set forth in this Section 3.2.

        3.3 ADDRESS FOR PAYMENT. All base and additional rent shall be payable in lawful money of the United States to Sublessor at Boston Scientific Corporation, 2710 Orchard Parkway, San Jose, California 95134, Attention: Mr. George Harter, Controller, or at such other places as Sublessor may designate to Sublessee in writing.

        3.4 SUBLESSEE DIRECT EXPENSES AND INSURANCE. Sublessee shall pay directly to the applicable utility and/or public service company, 100% of the cost of all utilities (gas, electricity) and routine services (e.g., garbage removal) supplied to the Premises, in accordance with Article 7.3 of the Master Lease. At all times during the Term of this Sublease, Sublessee shall procure and maintain in full force and effect with respect to the Premises, at Sublessee's sole cost and expense, the insurance referenced in Article 9 of the Master Lease. All such insurance coverages shall name the Master Lessor, as well as Sublessor, as additional insured parties and, if requested, any "Lender" as that term is defined in the Master Lease.

4. SECURITY DEPOSIT. Sublessee shall provide Sublessor with an irrevocable standby Letter of Credit payable to Sublessor (in substantially the same form and substance as Exhibit C hereto) in the amount of One Million Two Hundred Forty Four Thousand Seven Hundred Forty and No/100 ($1,244,740.00), as a security deposit for Sublessee's faithful performance of Sublessee's obligations under this Sublease ("Security Deposit"). Sublessee shall deliver the Security Deposit to the Sublessor on the earlier of the Commencement Date or the date on which Sublessee exercises its right under Section 2.3 to occupy space prior to the Commencement Date. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of the Security Deposit, Sublessee shall within ten days after written demand therefore deposit lawful money of the United States with Sublessor in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a material breach of this Sublease. If Sublessee performs all of Sublessee's obligations hereunder, the Security Deposit, or so much thereof as has not

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theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) within 30 days after the expiration of the Term hereof. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

5. USE, COMPLIANCE WITH LAW AND CONDITION OF THE PREMISES.

        5.1 USE. The Premises shall be used and occupied only for general office headquarters for networking equipment applications and for no other purpose; provided that such use does not include the use, storage or disposal of any Hazardous Materials (as defined in the Master Lease) except for ordinary office and household products in amounts customary for Sublessee's permitted use of the Premises. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants.

        5.2 COMPLIANCE WITH LAW. Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, building codes, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the particular use by Sublessee of the Premises. Notwithstanding the foregoing, alterations to the Premises required by a governmental agency in order to remove or remediate asbestos or other Hazardous Materials or to make the Premises comply with fire or safety regulations, the Americans with Disabilities Act, or the building code shall be Sublessor's sole responsibility, unless such alterations are due to actions voluntarily undertaken by Sublessee, in which case such required alterations shall be Sublessee's sole responsibility. Sublessee shall not be responsible for the removal or remediation of any asbestos or hazardous materials found at the Premises if such asbestos or hazardous material was not placed upon the Premises by Sublessee. Additionally, Sublessee shall not be liable for the exacerbation of any existing asbestos or hazardous material resulting from any improvements or alterations made by Sublessee.

        5.3 CONDITION OF PREMISES. The Premises will be delivered to Sublessee "broom clean", in good order and condition as to those aspects of the Premises that are to be maintained under the Master Lease by Sublessor and Sublessor shall have removed all chemical storage tanks and all chemicals from the Premises. Subject to the provisions of this Section 5.3 and Section 5.2, Sublessee accepts the Premises "as is," as of the Effective Date, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises, and accepts the Sublease subject thereto and to all matters disclosed in this Sublease and the Master Lease (including their respective schedules and exhibits). Except as set forth herein, Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

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

6. MASTER LEASE.

        6.1 SUBORDINATION OF SUBLEASE TO AND INCORPORATION OF MASTER LEASE. Sublessee acknowledges and agrees that Sublessor is not the fee owner of the Premises, and that Sublessor has acquired its interest in the Premises solely through the Master Lease. This Sublease is subordinate to the Master Lease. As between Sublessor and Sublessee only, the terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be subject to the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. In no event shall Sublessor voluntarily terminate the Master Lease with respect to the Premises during the term of this Sublease unless (i) such termination is the result of Sublessor's rights pursuant to the Master Lease relating to casualty or condemnation or (ii) Master Lessor agrees, in writing, to enter into a direct lease with Sublessee under the same terms and conditions set forth herein.

        6.2 SUBLESSEE'S ASSUMPTION OF CERTAIN OBLIGATIONS. Except as otherwise provided in this Sublease, during the Term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee hereby expressly assumes and agrees to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under Section 3.2, Section 3.4, Article 4, Article 5, Article 6,
Article 7 (with the term "Effective Date" referring to the Effective Date of this Sublease as such term is defined in Section 1.12 of the Master Lease),
Article 8, Article 9, Section 10.3, Section 12.5, Section 13.2, Article 14,
Section 15.2, Section 15.3, Section 15.4, Section 15.5, Section 15.6 and Section
15.9 of the Master Lease as to the Premises subleased under this Sublease. Sublessee covenants that neither Sublessee nor its agents, employees, contractors or invitees will commit any act or act of omission in violation of the terms and provisions of the Master Lease so as to render the Sublessor in default in any of the terms, covenants and conditions of the Master Lease. The obligations that Sublessee has assumed under this Section 6.2 are hereinafter referred to as the "Sublessee's Assumed Obligations." Sublessee shall indemnify, defend, protect and hold harmless Sublessor from any and all damages, liabilities, judgments, actions, claims, reasonable attorneys' fees, consultants' fees, payments, costs and expenses arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

        6.3 RIGHTS RESERVED TO SUBLESSOR. Subject to the provisions of Section
6.2 above, Sublessee shall not have any of the Tenant's rights specified in the provisions of Section 11.3(b) of the Master Lease. The Sublessee shall not have any of the Tenant's rights under the Master Lease with respect to any tenant improvement allowances, rights of first negotiation or renewals or extensions of the term of the Master Lease.

7. ASSIGNMENT AND SUBLEASING.

        7.1 ASSIGNMENT BY SUBLESSEE. Sublessee shall have the right to assign Sublessee's interest in this Sublease or sublease the Premises in whole or in part during the Term hereof, subject to obtaining the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed, and of Master Lessor. The foregoing notwithstanding, if Sublessee requests

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

Sublessor's consent to an assignment or sublet of all or a portion of the Premises through the remainder of the Sublease term, Sublessor shall have the right to recapture the portion of the Premises proposed to be assigned or sublet, in which case this Sublease shall terminate as to such portion of the Premises. Furthermore, Sublessee shall pay to Sublessor, after the reduction of any costs incurred by Sublessee in subleasing the space, seventy-five percent (75%) of the rent received as a result of an assignment or sublease which exceeds the Base Rent payable hereunder for the same period on a per square foot basis. The "reduction of any costs incurred by Sublessee in subleasing the space" shall include all reasonable costs incurred by Sublessee in connection with such sublease, including reasonable legal fees and brokerage commissions. Any such assignment or further sublease of the Premises shall be subject to the provisions of Section 14.1 of the Master Lease and shall not relieve Sublessee of its duties and obligations under this Sublease.

        7.2 ASSIGNMENT BY SUBLESSOR. This Sublease may be assigned by Sublessor subject to the provisions of Section 14.1 of the Master Lease.

        7.3 RIGHT OF FIRST OFFER OF SUBLESSEE. Provided no Event of Default then exists, Sublessor shall, prior to offering the same to any party, first offer to lease to Tenant the space designated at 2702 Orchard Parkway (the "OFFER SPACE") in an "AS-IS" condition at the rental rate set forth in Section 3 hereof; such offer shall be in writing and specify the lease terms for the Offer Space, including the date on which the Offer Space shall be included in the Premises (the "OFFER NOTICE"). Sublessee shall notify Sublessor in writing whether Sublessor elects to lease the entire Offer Space on the terms set forth in the Offer Notice, within ten days after Sublessor delivers to Sublessee the Offer Notice. If Sublessee timely elects to lease the Offer Space, then Sublessor and Sublessee shall execute an amendment to this Sublease, effective as of the date the Offer Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of this Sublease; however, Sublessee shall accept the Offer Space in an "AS-IS" condition and Sublessor shall not provide to Sublessee any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements except as specifically provided in the Offer Notice. Notwithstanding the foregoing, if prior to Sublessor's delivery to Sublessee of the Offer Notice, Sublessor has received an offer to lease all or part of the Offer Space from a third party (a "THIRD PARTY OFFER") and such Third Party Offer includes space in excess of the Offer Space, Sublessee must exercise its rights hereunder, if at all, as to all of the space contained in the Third Party Offer.

        If Sublessee fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Sublessor may lease all or a portion of the Offer Space to third parties on such terms as Sublessor may elect. Sublessee may not exercise its rights under this Section if an Event of Default exists or Sublessee is not then occupying the entire Premises. In no event shall Sublessor be obligated to pay a commission with respect to any space leased by Sublessee under this Section, and Sublessee and Sublessor shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

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

        Sublessee's rights under this Section shall terminate if (a) this Sublease of Sublessee's right to possession of the Premises is terminated, (b) Sublessee assigns any of its interest in this Sublease or sublets any portion of the Premises or (c) Sublessor has not offered the Offer Space to Sublessee by November 30, 2000.

8. DEFAULT.

        8.1 DEFAULT BY SUBLESSEE. In the event that Sublessee shall default in the payment of base rent and/or any additional rent when due, Sublessor shall notify Sublessee in writing of such default, and Sublessee shall have three days from the date of delivery of such notice to pay such base rent and/or additional rent. If Sublessee cures the default within the three-day period, Sublessee shall not be in default hereunder but the provisions of the Master Lease with respect to late charges and interest shall apply to any such payment. In the event that Sublessee shall default in the performance of any of Sublessee's obligations or duties under this Sublease, Sublessor shall notify Sublessee in writing of such default, and Sublessee shall have 20 days from the date of delivery of such notice to cure such default, or, if such default is not capable of being cured by Sublessee within 20 days thereafter (except that if such default cannot be cured within said 20-day period, this period shall be extended for an additional reasonable time, provided that Sublessee commences to cure such default within such 20-day period and proceeds diligently thereafter to effect such cure as quickly as possible), and if Sublessee fails to cure such default, in addition to being a default under this Sublease, Sublessor shall be entitled, at Sublessor's option, to cure such default for the account of Sublessee.

        8.2 DEFAULT BY MASTER LESSOR; TERMINATION OF MASTER LEASE. In the event of any default by the Master Lessor of the Master Lease under the terms thereof, Sublessee shall give the Sublessor and the Master Lessor written notice thereof. In the event that the Master Lease shall be canceled or terminated for any reason, the Term of this Sublease shall automatically terminate as of the date of such cancellation or termination of the Master Lease, and the Sublessor shall not be liable in any way or to any extent to the Sublessee for such termination or cancellation or for any damages or losses incurred or claimed to be incurred by Sublessee as a result thereof. In such case, Sublessor shall return to Sublessee, within 15 days of such termination, any unearned base or additional rent, security deposit, or other unearned monies paid to Sublessor by Sublessee pursuant to this Sublease. Notwithstanding the foregoing, Sublessor covenants and agrees that Sublessor will not do anything which would constitute a default under the provisions of the Master Lease, whether or not expressly incorporated by reference in this Sublease, or omit to do anything which Sublessor is obligated to do under the terms of this Sublease which would constitute a default under the Master Lease.

        8.3 DEFAULT BY SUBLESSOR. In the event that Sublessor shall default in the performance of any of Sublessor's obligations or duties under this Sublease, Sublessee shall notify Sublessor in writing of such default, and Sublessor shall have 30 days from the date of such notice to cure such default, or, if such default is not capable of being cured by Sublessor within 30 days thereafter (except that if such default cannot be cured within said 30-day period, this period shall be extended for an additional reasonable time, provided that Sublessor commences to cure such default within such 30-day period and proceeds diligently thereafter to

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

effect such cure as quickly as possible). Sublessor shall deliver to Sublessee within five days after Sublessor's receipt copies of all notices of default that Sublessor may receive pursuant to the Master Lease.

9. BROKER'S FEE. Upon execution hereof by all parties, Sublessor shall pay to Wayne Mascia Associates a licensed real estate broker (herein called "Broker"), a fee as set forth in a separate agreement between Sublessor and Broker.

10. TENANT IMPROVEMENTS. Sublessee may, at Sublessee's sole cost and expense, make improvements to the Premises; provided, however, that Sublessee will first obtain Sublessor's prior written approval to such improvements which approval shall not be unreasonably withheld, and, if Sublessor reasonably determines that the Master Lessor's approval is also necessary or appropriate, Sublessee shall also obtain Master Lessor's prior written approval. Sublessee shall not initiate any such improvements until all approvals are obtained. The making of any such improvements shall be subject to the provisions of Article 5 of the Master Lease.

11. SIGNAGE AND PARKING.

        11.1 SIGNAGE: Entryways. Subject to the provisions of Section 4.4 of the Master Lease, Sublessee, at its sole cost and expense, may (i) display Sublessee's name in six-inch white stick-on letters, placed at approximately eye-level on the glass next to the double glass doors at each of the two main entrances to the Premises, (ii) display the applicable building number immediately above Sublessee's name on such glass in six-inch white stick-on letters (i.e. 2708 and 2712 Orchard Parkway), and (iii) paint Sublessee's name in a maximum of 4-inch letters on the signs in existence as of the Effective Date that are located in the flowerbed near each of the two main entrances to the Premises. The color scheme of the lettering and background colors on the flowerbed signs must be pre-approved by Sublessor and Master Lessor, and shall be subject to Master Lessor's signage standards for the project.

        11.2 PARKING. The parking spaces allocated by the Master Lessor to the office complex located at 2688, 2694-2698, 2702 and 2710 Orchard Parkway, San Jose, California shall be available to Sublessee and its visitors on a non-exclusive basis.

12. GENERAL PROVISIONS.

        12.1 NOTICES. All notices required or allowed to be given hereunder shall be in writing and shall be deemed to have been given when actually received at the address set forth below, it being understood that notices shall generally be sent by hand delivery (including commercial courier service with written verification of delivery retained), overnight courier service or certified mail with return or confirmed receipt requested. The burden of proving receipt shall be on the party sending the notice.


                      If to Sublessor:      Boston Scientific Corporation
                                            2710 Orchard Parkway
                                            San Jose, California 95134

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

                                            Attention:  Bruce Wand
                                                        Director Mfg Process
                                                        Engineering/Facilities

                      with a copy to:       Boston Scientific Corporation
                                            One Boston Scientific Place
                                            Natick, Massachusetts 01760-1637
                                            Attention:  Executive Vice President
                                                        and General Counsel

                      If to Sublessee:      Prior to the Commencement Date:

                                            ANDA Networks

                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------

                                            After the Commencement Date:

                                            ANDA Networks
                                            2708 and 2712 Orchard Parkway
                                            San Jose, California  95134
                                            Attention:  __________

                      If to Master Lessor:  CarrAmerica Realty Corporation
                                            1810 Gateway Drive
                                            Suite 150
                                            San Mateo, California 94404

                      with a copy to:       1850 K Street N.W.
                                            Suite 500
                                            Washington, DC 20006
                                            Attention: Lease Administrator

        Sublessor and Sublessee may at any time, by notice to the other given in the manner provided above, change the address for notices to it. Any such change of address shall be effective as to the other only upon its receipt of the notice of such change.

        12.2 MERGER, DISCLAIMER AND ENTIRE AGREEMENT. This Sublease, together with its Exhibits A through C, contains the entire understanding between the parties as to the subject matter hereof. All prior understandings and agreements between the parties hereto are merged in this Sublease, which alone fully and completely expresses the parties understandings under this Sublease. Sublessee has not relied upon or been induced by any statements or representations, other than those expressly set forth in this Sublease, of any person in respect of the title to or the physical condition of the Premises, or any other matter affecting the Premises or this transaction which might be pertinent in considering the execution of this Sublease. Sublessee expressly acknowledges that no such representation not embodied here has been made.

        12.3 WAIVER. No waiver, change, modification or discharge of any of the provisions of this Sublease shall be valid unless effected by an agreement in writing signed by both parties hereto. The waiver of any of the provisions of this Sublease shall not be deemed to be a waiver of any subsequent breach or default of the provisions hereof.

        12.4 SEVERABILITY. The illegality or invalidity of any provision of this Sublease, by reason of any rule of law or public policy, shall not affect this Sublease or any other provision hereof, but this Sublease shall, nevertheless, remain in full force and effect and shall be construed in all respects as if such invalid provision were omitted.

        12.5 CONSTRUCTION OF SUBLEASE. This Sublease and the performance thereof shall be construed, regulated and governed by the laws of the State of California without reference to its choice of law provisions. The Section headings have been inserted for convenience only and shall not enter in the interpretation or construction of this Sublease.

        12.6 RELATIONSHIP BETWEEN PARTIES. Sublessor and Sublessee each expressly disclaim any intent to form a partnership, association, or any other entity, or to become joint venturers by virtue of the execution of this Agreement.

        12.7 BINDING AGREEMENT. This Sublease shall inure to the benefit of the parties hereto and be binding upon the parties hereto as well as their respective successors and permitted assigns.

        12.8 NON-DEFAULT. Sublessor hereby acknowledges that, as of the date it is executing this Sublease, neither Master Lessor nor Sublessor is, to the best of Sublessor's knowledge, in violation or default of any term, covenant or condition of the Master Lease.

        12.9 ADDRESS. Sublessee shall have the use of the building addresses 2708 Orchard Parkway and "2712 Orchard Parkway" with respect to the Premises. Sublessee shall not utilize the building address "2710 Orchard Parkway". Sublessee agrees that, in the event Sublessee receives any mail addressed to Sublessor, Sublessee shall promptly deliver the same to Sublessor.

        IN WITNESS WHEREOF, the authorized officers of the parties have executed this Sublease as of the Effective Date.


SUBLESSOR:

Boston Scientific Corporation


By:  /s/ James M. Kelly                        Executed at
     ------------------------------------                  ---------------------
Printed:                                       on
        ---------------------------------         ------------------------------
Title: VP and Corporate Controller
       ----------------------------------


SUBLESSEE:

ANDA Networks

By:  /s/Charles R. Kenmore                     Executed at
     ------------------------------------                  ---------------------
Printed:                                       on
        ---------------------------------         ------------------------------
Title: President and CEO
       ----------------------------------

                                    EXHIBIT A
                                  Master Lease

                                    EXHIBIT B
                                Premises Drawing

                                    EXHIBIT C
                                Letter of Credit

                        [Silicon Valley Bank Letterhead]


IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB00IS2507

DATE: MAY 16, 2000

BENEFICIARY:
BOSTON SCIENTIFIC CORPORATION
ONE BOSTON SCIENTIFIC PLACE
NATICK, MA 01760-1637
AS "LANDLORD"

APPLICANT:
ANDA NETWORKS
2921 COPPER ROAD
SANTA CLARA, CA 95051
AS "TENANT"

AMOUNT: US$1,244,740.00 (ONE MILLION TWO HUNDRED FORTY FOUR THOUSAND SEVEN HUNDRED FORTY AND 00/100 U.S. DOLLARS)

EXPIRATION DATE: MAY 31, 2001

LOCATION: AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB00IS2507 IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2. A DATED CERTIFICATION SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY, FOLLOWED BY ITS DESIGNATED TITLE, STATING THE FOLLOWING:

(A) "AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED BY ANDA NETWORKS AS TENANT UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN TENANT, AND BENEFICIARY, AS LANDLORD. FURTHERMORE THIS IS TO CERTIFY THAT: (I) LANDLORD HAS GIVEN WRITTEN NOTICE TO TENANT TO CURE THE DEFAULT PURSUANT TO THE TERMS OF THE LEASE; (II) SUCH DEFAULT HAS NOT BEEN CURED UP THO THIS DATE OF DRAWING UNDER THIS LETTER OF CREDIT; AND (III) LANDLORD IS AUTHORIZED TO DRAW DOWN ON THE LETTER OF CREDIT, AND

(B) THIS IS TO CERTIFY THAT LANDLORD WILL HOLD THE FUNDS DRAWN UNDER THIS LETTER OF CREDIT AS SECURITY DEPOSIT FOR TENANT OR APPLY SAID FUNDS TO TENANT'S OBLIGATION UNDER THE LEASE."

                           [SILICON VALLEY BANK LOGO]



IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB00IS2507
DATED MAY 16, 2000



PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 30 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND MAY 31, 2003.

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY THE ISSUING BANK UPON OUR RECEIPT OF THE ATTACHED "EXHIBIT A" DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY, TOGETHER WITH THE PAYMENT OF OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM USD250.00).

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF
CREDIT.

DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN: INTERNATIONAL DIVISION.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.



/s/ [ILLEGIBLE]                           /s/ [ILLEGIBLE]
------------------------                  --------------------------
AUTHORIZED SIGNATURE                      AUTHORIZED SIGNATURE

            [SILICON VALLEY BANK INTERNATIONAL DIVISION LETTERHEAD]


                                  EXHIBIT "A"


DATE:

TO:  SILICON VALLEY BANK
     3003 TASMAN DRIVE                     RE:  STANDBY LETTER OF CREDIT
     SANTA CLARA, CA 95054                      NO.              ISSUED BY
     ATTN: INTERNATIONAL DIVISION               SILICON VALLEY BANK, SANTA CLARA
           STANDBY LETTERS OF CREDIT            L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)
(ADDRESS)


ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATED TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,


----------------------------------
      (BENEFICIARY'S NAME)


----------------------------------
    SIGNATURE OF BENEFICIARY


----------------------------------
     SIGNATURE AUTHENTICATED


----------------------------------
          (NAME OF BANK)


----------------------------------
        AUTHORIZED SIGNATURE



                        [LETTERHEAD ADDRESS/PHONE INFO]

ANDA NETWORKS, INC.                                                         4184

BOSTON SCIENTIFIC CORP                              5/26/00
05/25/00                   BILL #052500                             199,477.50




                                    PAYMENT
                                     RECORD




Checking                                                            199,477.50

137958 (9400)